EXHIBIT 99.1

Upexi Provides Shareholder Update on Current Business Operations and

Long-Term Strategic Crypto Portfolio and Mining Initiative

TAMPA, FL, February 6, 2025 (ACCESSWIRE) – Upexi, Inc. (NASDAQ: UPXI) (the “Company” or “Upexi”), a brand owner specializing in the development, manufacturing and distribution of consumer products and is actively pursuing additional investment opportunities to expand its portfolio through further direct investment into coins, mining, and M&A in the fintech space, is today providing shareholders with a update on its current business operations and long-term strategic Crypto and mining initiative.

Andrew Norstrud, Chief Financial Officer of Upexi, stated, “We have charted out a path for 2025 that will expand our business into the Crypto mining business while leveraging our current businesses to fund expenses. Our goal is to retain as many mined coins as possible to build out our Strategic Crypto portfolio. Our intention is not to be a pure play mining operation, instead we will mine for the purpose of building our portfolio and the mining operations will mine the best possible returning coins, not exclusive to Bitcoin.”

Upexi’s 2025 Strategies:

•	Bitcoin and Altcoin Mining

o	Own a minimum of 1-3 Megawatt (MW) low energy cost mining operation within 90 days.
o	Complete the due diligence on current mining opportunities with operating sites in the 2-5 MW range.
o	Grow to own a minimum of 10-20 MW of mining operations.
o	Expand the mining operations to other alternatives such as Ethereum and AI-powered blockchain assets.

•	Establishing a Crypto Portfolio

o	Establish a diversified portfolio of digital assets including Bitcoin, Ethereum, Solana, Render, Chainlink.
o	Build Crypto Portfolio with strategic purchases when volatility gives us beneficial entry points.
o	Own other assets with high growth potential in blockchain infrastructure and AI integration.

•	Blockchain-Based Financial Focus

o	Explore opportunities in:

■	Staking
■	DeFi Lending
■	Yield-Generating blockchain models

o	Long-term exposure to:

■	Web3
■	Decentralized Finance
■	AI-driven blockchain growth

Allan Marshall, CEO of Upexi, stated, “We have rapidly developing opportunities and look to make significant strides towards the advancement of our initiatives in the coming weeks and months.”

About Upexi, Inc.:

Upexi is a brand owner specializing in the development, manufacturing and distribution of consumer products with recent initiative to expand into the Crypto industry with its strategic coin portfolio and expansion into Crypto mining in 2025.

FORWARD LOOKING STATEMENTS:

This news release contains "forward-looking statements" as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations, or intentions regarding the future. Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with business strategy, potential acquisitions, revenue guidance, product development, integration, and synergies of acquiring companies and personnel. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward- looking statements. Although we believe that the beliefs, plans, expectations, and intentions contained in this press release are reasonable, there can be no assurance that such beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our annual report on Form 10-K and other periodic reports filed from time-to-time with the Securities and Exchange Commission.

Company Contact

Andrew Norstrud, Chief Financial Officer

Email: andrew.norstrud@upexi.com

Phone: (702) 332-5591

Investor Relations Contact

KCSA Strategic Communications

Valter Pinto, Managing Director

Email: Upexi@KCSA.com

Phone: (212) 896-1254